EXHIBIT 10.50

TERMINATION AGREEMENT

     This Termination Agreement (“Agreement”) is made and entered into as of the 3rd day of May, 2005 (“Effective Date”) by and between AESP, Inc. (“AESP”), a Florida Corporation, and Daidone-Steffens, LLC, a Pennsylvania Limited Liability Company (“Daidone”).

     WHEREAS, AESP and Daidone are parties to that certain License Agreement dated December 31, 2003 (“License Agreement”), and

     WHEREAS, AESP and Daidone have agreed that the License Agreement shall be terminated effective as of the Effective Date.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.	The License Agreement is hereby terminated, effective as of the Effective Date. As of such date, the parties hereby release each other from any and all obligations under the License Agreement.

2.	AESP and Daidone hereby fully and forever release, acquit, discharge and hold one another harmless from any and all, and all manner of, actions and causes of action, claims, suits, costs, debts, sums of money, claims and demands, presently known or unknown, whatsoever in law or equity or otherwise, which AESP or Daidone ever had, now has or may now have, or will have in the future, by reason of any matter, cause or thing whatsoever, from the beginning of the world and all times thereafter, including without limitation all matters arising out of the License Agreement.

3.	This agreement may not be modified, amended, supplemented, cancelled, or discharged, except by written agreement executed by all parties.

4.	This Agreement contains the entire understanding of the parties in respect of its subject matter and supercedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

5.	The rights and obligations of this agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

[Signatures appear on following page]

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

For AESP, Inc.
/s/ Slav Stein
Print Name:	Slav Stein
Title:	CEO

For Daidone-Steffens, LLC
/s/ Terrence Daidone
Print Name:	Terrence Daidone
Title:	CEO